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                                                                   EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996, which appears on page 34 of the World Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts".

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Orlando, Florida
February 3, 1997